SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 30, 2011

PACIFIC ETHANOL, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21467 (Commission File Number)	41-2170618 (IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

Amendment and Exchange Agreements

On September 27, 2010, Pacific Ethanol, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 7 accredited investors (the “Investors”).  On October 6, 2010, under the terms of the Purchase Agreement, the Company sold $35 million of senior convertible notes (the “Initial Notes”) and warrants (the “Initial Warrants”) to purchase shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), to the Investors in a private offering (the “Financing Transaction”).  On January 7, 2011, the Company entered into a separate Amendment and Exchange Agreement with each of the Investors (collectively, the “First Exchange Agreements”).  Under the terms of the First Exchange Agreements, the Company issued $35 million in principal amount of senior convertible notes (as amended, the “Existing Notes”) in exchange for the Initial Notes and warrants to purchase shares of the Common Stock (“Existing Warrants”) in exchange for the Initial Warrants (the “First Exchange”).  As of June 30, 2011, $23.75 million in principal amount remains outstanding under the Existing Notes.

The terms of the Purchase Agreement, the Initial Notes and the Initial Warrants were briefly described in a Current Report on Form 8-K filed on September 28, 2010 (the “Initial Form 8-K”).  The terms of the First Exchange Agreements, the Existing Notes and the Existing Warrants were briefly described in a Current Report on Form 8-K filed on January 7, 2011 (the “Exchange Form 8-K”).  On March 24, 2011, the Company entered into a separate Amendment and Waiver Agreement with each of the Investors; such agreements were briefly described in a Current Report on Form 8-K filed on March 25, 2011 (collectively with the Initial Form 8-K and the Exchange Form 8-K, the “Previous Form 8-Ks”).  Readers should review those agreements and the Previous Form 8-Ks for a complete understanding of the terms and conditions associated with the Financing Transaction and subsequent transactions related thereto.

On June 30, 2011, the Company entered into a separate Second Amendment and Exchange Agreement with each of the Investors (collectively, the “Exchange Agreements”).  On June 30, 2011, under to the terms of the Exchange Agreements, the Company issued $23.75 million in principal amount of senior convertible notes (“Exchange Notes”) in exchange for the Existing Notes (the “Exchange”). The Exchange Notes are convertible into shares of the Common Stock (the “Conversion Shares”), and are entitled to earn interest which may be paid in cash or in shares of Common Stock (“Interest Shares”).

The following is intended to provide a summary of the terms of the Exchange Agreements and the Exchange Notes.  This summary is qualified in its entirety by reference to the full text of the agreements, a form of each of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with these transactions.  This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Exchange Notes.

As a result of the Exchange, the terms of the Exchange Notes have been amended to, among other things, (i) extend the maturity date of the Exchange Notes by a month from January 6, 2012 to February 6, 2012, (ii) eliminate the requirement to make an amortization payment in August 2011, and (iii) allow each of the Investors, at the option of each such Investor, to convert the Exchange Notes, in whole or in part, on any trading day as elected by such Investor, in its sole discretion, (not to exceed three trading days in the aggregate) at a conversion price equal to 88% of the closing bid price of the Company’s common stock on the trading date prior to the conversion date.  The Exchange Notes are otherwise identical in all material respects to the Existing Notes.  The Exchange Notes have also been revised to account for the 1-for-7 reverse stock split of the Common Stock that became effective on June 8, 2011.

Under the terms of the Exchange Agreements, each of the Investors waived the requirement that a Price Failure (as defined below) shall not have occurred with respect to all or part (established at each Investor’s election) of the Installment Amount (as defined below) due on July 1, 2011.

The material terms of the Exchange Notes are briefly summarized below.

Exchange Notes

The Exchange Notes were issued on June 30, 2011 and have an aggregate principal amount of $23.75 million.  The Exchange Notes are convertible into shares of Common Stock at an initial conversion price of $5.95 per share, subject to adjustment as described below (the “Fixed Conversion Price”).  The Exchange Notes will mature on February 6, 2012 (the “Maturity Date”), subject to the right of the Investors to extend the date (i) if an event of default under the Exchange Notes has occurred and is continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Exchange Notes and (ii) for a period of 20 business days after the consummation of certain types of transactions involving a change of control. The Exchange Notes bear interest at the rate of 8% per annum.  The interest rate will be increased to 15% upon the occurrence of an event of default (as described below).

Conversion

The Exchange Notes are convertible at the option of the holders into shares of Common Stock at a price (the “Conversion Price”) equal to the lesser of (i) the Fixed Conversion Price, (ii) solely to the extent that (A) an Event of Default has occurred and is continuing, the closing bid price of the Common Stock on the trading date immediately before the date of conversion, (B) the Company has elected to make a principal payment in shares of Common Stock and the date of conversion occurs during the 15 calendar day period following (and including) the applicable Installment Date (the “Initial Period”), the sum of the volume weighted average price of the Common Stock for each of the 5 lowest trading days during the 20 consecutive trading day period ending on the applicable installment payment date divided by 5 or (C) the Company has elected to make an installment payment in shares of Common Stock and the date of conversion occurs during the period beginning on the 16th calendar day after the applicable Installment Date and ending on the day immediately prior to the next Installment Date or the Maturity Date, the closing bid price of the Common Stock on the trading date immediately before the date of conversion and (iii) at the election of each holder, in whole or in part, on any trading day as elected by such holder, in its sole discretion, (not to exceed three trading days in the aggregate), 88% of the closing bid price of the Common Stock on the trading date immediately before the date of conversion.

The Conversion Price is subject to adjustment for stock splits, combinations or similar events.  The Fixed Conversion Price is also subject to a “full ratchet” anti-dilution adjustment which, in the event that the Company issues or is deemed to have issued certain securities at a price lower than the then applicable Fixed Conversion Price, immediately reduces the Fixed Conversion Price to equal the price at which the Company issues or is deemed to have issued its Common Stock.

If the Company sells or issues any options or convertible securities that are convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions, the holder of a Exchange Note will have the right to substitute the variable price for the Fixed Conversion Price upon conversion of all or part of the Exchange Note.

The Exchange Notes contain certain limitations on optional and mandatory conversion. For example, they provide that no conversion may be made if, after giving effect to the conversion, the Investor would own in excess of 4.99% or 9.99% (which percentage has been established at the election of each Investor) of the Company’s outstanding shares of Common Stock. This percentage may, however, be raised or lowered to any other percentage not in excess of 9.99% or less than 4.99% at the option of the Investor, except that any increase will only be effective upon 61-days’ prior notice to the Company.

The Exchange Notes impose penalties on the Company for any failure to timely deliver shares of its Common Stock issuable upon conversion.

Payment of Principal and Interest

The Company is obligated to make amortization payments with respect to the principal amount of each Exchange Note on each of the following dates (collectively, the “Installment Dates”): (i) July 1, 2011; (ii) September 1, 2011; and (ii) the first trading day of each calendar month thereafter until the Maturity Date.

The Exchange Notes are entitled to interest, amortization payments and certain other amounts, which, at the option of the Company and subject to certain conditions, may be paid in shares of Common Stock or in cash.  Interest on the Exchange Notes is payable in arrears on each Installment Date.

On each Installment Date, the Company shall pay on each Exchange Note an amount equal to: (i) with respect to any Installment Date other than the Maturity Date, the lesser of (A) the product of (I) the quotient of (x) $35 million divided by (y) 10, multiplied by (II) the fraction equal to (m) the principal amount of the Initial Note on October 6, 2010 divided by (n) $35 million and (B) the principal amount under the Exchange Note as of such Installment Date, and (ii) with respect to the Maturity Date, the principal amount under the Exchange Note, together with, in each case of clauses (i) and (ii), the sum of any accrued and unpaid Interest as of such Installment Date under the Exchange Note and accrued and unpaid late charges, if any, under the Exchange Note as of such Installment Date (the “Installment Amount”).  The Installment Amounts shall be paid in shares of Common Stock (subject to the satisfaction on the conditions listed below) or, at the option of the Company, in cash or a combination of cash and shares of Common Stock.

In order for the Installment Amount to be paid in shares of Common Stock, all of the following conditions must be satisfied at the time of such payment (or waived by the Investors) (collectively, the “Equity Conditions”):

•
The following shares are either covered by an effective registration statement or are eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws, either:

o	all the shares of Common Stock issuable under the terms of the Exchange Notes and the Existing Warrants; or

o
solely with respect to a conversion of the Exchange Notes by the Company or a payment of an Installment Amount in shares of Common Stock, all shares of Common Stock to be issued in connection such conversion or payment;

•
During the thirty day period immediately preceding the date of determination, Common Stock shall have been listed or designated for quotation on an exchange or market permitted by the Exchange Notes, and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two (2) days due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either in writing by such exchange or market;

•
During the thirty day period immediately preceding the date of determination, the Company shall have delivered shares of Common Stock upon conversion of the Exchange Notes and upon exercise of the Existing Warrants on a timely basis;

•
The Common Stock used to make the payment may be issued without violating the ownership limitations prohibiting an Investor from owning in excess of 4.99% or 9.99% (which percentage shall be established at the election of each Investor) of the outstanding shares of Common Stock (which limit may be raised or lowered to an amount not in excess of 9.99% or less than 4.99% at the option of the holder, except that any increase will only be effective upon 61-days’ prior notice to the Company);

•	The Common Stock used to make the payment may be issued without violating the regulations of the eligible exchange or market on which the Common Stock is then listed or designated for quotation;

•
During the entire thirty day period immediately preceding the date of determination, the Company shall not have publicly announced that certain types of transactions involving a change of control are pending, proposed or intended that have not been abandoned, terminated or consummated;

•	During the entire thirty day period immediately preceding the date of determination, the Company shall not have had knowledge of any fact that would cause:

o	Any effective registration statement not to be effective and available for the resale of either:

▪	all of the shares of Common Stock issuable under the Exchange Notes and the Existing Warrants; or

▪
solely with respect to a conversion of the Notes by the Company or a payment of an Installment Amount in shares of Common Stock, all shares of Common Stock to be issued in connection with a conversion of the Notes by the Company or a payment of a Installment Amount in shares of Common Stock, or

o
Any shares of Common Stock issuable under the terms of the Exchange Notes or the Existing Warrants not to be eligible for sale pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws;

•
During the thirty day period immediately preceding the date of determination, no event shall have occurred that constitutes, or with the passage of time or giving of notice would constitute, an event of default under the Exchange Notes;

•	The Investors must not be in possession of any material, non-public information provided by the Company, unless such information has been provided in accordance with the terms of the Exchange Notes;

•
The (i) volume-weighted average of the Common Stock for each of the 5 consecutive trading days ending on the date of determination, divided by (ii) 5, is not less than $1.40 (as adjusted for stock splits, stock dividends, stock combinations and other similar transactions) (the failure to meet this condition is referred to in this Current Report on Form 8-K as a “Price Failure”); and

•
The aggregate dollar trading volume (as reported by Bloomberg) of the Common Stock on the exchange or market on which it is then listed or designated for quotation over the 5 consecutive trading day period ending on the date of determination is not less than $1,000,000.

If the Company cannot make an Installment Payment in shares of Common Stock because one of the Equity Conditions described above is not satisfied, the holder of an Exchange Note, at its option at any time prior to the 3rd trading day after any applicable Installment Date, may (x) cause that portion of the applicable Installment Amount to become payable on the immediately subsequent Installment Date or (y) elect to receive the applicable shares of Common Stock at a price equal to lower of (A) the closing bid price on the trading day immediately preceding the date of the election and (B) the applicable Pre-Installment Price (as defined below) or Post-Installment Price (as defined below).  If the Company cannot pay the Installment Amount in shares of Common Stock because one of the Equity Conditions described above is not satisfied and the holder of an Exchange Note does not elect to exercise its rights described in this paragraph, the Company must make the payment in cash.

Under the terms of the Exchange Notes, the Company shall deliver on the date that is the 21st trading prior to each Installment Date a notice (the “Company Installment Notice”) to the holders of the Exchange Notes setting forth whether the Company will pay all or a portion of the applicable Installment Amount in shares of Common Stock and what portion, if any, of such amount will be paid in shares of Common Stock (the “Company Conversion Amount”). No later than the 19th trading day prior to each Installment Date, the Company shall deliver to the holder of a Exchange Note the number of shares of Common Stock (the “Pre-Installment Conversion Shares”) equal to the quotient of (x) the Company Conversion Amount divided by (y) the lower of (i) the Conversion Price then in effect and (ii) 85% of the quotient of (I) the sum of the volume weighted average price of the Common Stock for each of the 5 lowest trading days during the 20 consecutive Trading Day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable Company Installment Notice, divided by (II) 5 (the price determined under subsection (y) is referred to as the “Pre-Installment Conversion Price”).  On each Installment Date, the Company shall deliver to the holder of a Exchange Note the number of shares of Common Stock, if any, equal to (A) the number of Post-Installment Conversion Shares (as defined below) minus (B) the number of Pre-Installment Conversion Shares issued.  The number of “Post-Installment Conversion Shares” is equal to the quotient of (x) the Company Conversion Amount divided by (y) the lower of (i) the Conversion Price then in effect and (ii) the quotient of (I) the sum of the volume weighted average price of the Common Stock for each of the 5 lowest trading days during the 20 consecutive trading day period ending and including the trading day immediately prior to the applicable Installment Date, divided by (II) 5 (the price determined under subsection (y) is referred to herein as the “Post-Installment Conversion Price”).  If the number of Pre-Installment Conversion Shares delivered exceeds the number of Post-Installment Conversion Shares, then the excess number of shares will constitute a credit against the number of shares to be issued to the holder of the Exchange Note pursuant to any conversion of the Exchange Note or any payment to be made in shares of Common Stock under the Exchange Note.

Events of Default

The Exchange Notes contain a variety of events of default which are typical for transactions of this type, as well as the following events:

•
At any time on before April 6, 2011, 24,445,485 Conversion Shares and 3,333,475 Interest Shares are not covered by an effective registration statement for 5 consecutive days or for more than 10 days in any 365-day period (other than allowable grace periods).

•
At any time after April 6, 2011, the shares of Common Stock issuable under the terms of the Exchange Notes and the Existing Warrants are not eligible for sale under Rule 144 of the Securities Act for 5 consecutive days or for more than 10 days in any 365-day period (other than allowable grace periods).

•	The suspension from trading or failure of the Common Stock to be trading or listed on an eligible market or exchange for more than 5 consecutive trading days.

•	The failure to issue shares upon conversion of a Exchange Note or exercise of a Existing Warrant for more than 5 trading days after the relevant conversion date or exercise date.

•	Notification of the Company’s intention not to comply with a request for conversion or exercise.

•
The failure for to remove any restrictive legend on any certificate or any shares of Common Stock issued upon conversion or exercise required by the terms of the Securities Purchase Agreement, unless otherwise prohibited by applicable federal securities laws, and such failure remains uncured for 5 days.

If there is an event of default, upon election of the holders of at least 20% of the outstanding principal amount of the Exchange Notes, the Company is obligated to redeem all or any portion of the Exchange Notes (including all accrued and unpaid interest), in cash, at a price equal to the greater of (i) up to 125% of the amount being converted, depending on the nature of the default, and (ii) the product of (a) the amount being converted multiplied by the closing bid price of the Common Stock on the trading date immediately before the date of redemption multiplied by (b) the highest closing sale price of the Common Stock during the period beginning on the date immediately preceding such event of default and ending on the trading day immediately prior to the trading day that the redemption price is paid by the Company.

Fundamental Transactions

The Exchange Notes prohibit the Company from entering into certain transactions involving a change of control, unless the successor entity is a publicly traded corporation, and the successor assumes in writing all of the obligations of the Company under the Exchange Notes and the other transaction documents and such written agreements are approved by the holders of at least 75% of the outstanding principal amount of the Exchange Notes prior to the consummation of the transaction.

In the event of such a transaction, the Investors have the right to force redemption of the Exchange Notes, at a price equal to the greater of (i) the product of (a) 125% multiplied by (b) the amount being redeemed, (ii) the product of (m) the amount being redeemed multiplied by (n) the quotient of (A) the highest closing sale price of the Common Stock during the period beginning on the date immediately preceding the earlier to occur of (q) the consummation of the change of control and (r) the public announcement of the change of control and ending on the trading day immediately prior to the trading day on which the Company pays the redemption price divided by (B) the Conversion Price then in effect, and (iii) the product of (x) the amount being redeemed multiplied by (y) the quotient of (M) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to the holders of the shares of Common Stock upon consummation of such change of control divided by (N) the conversion price then in effect.

Purchase Rights

If the Company issues options, convertible securities, warrants, similar securities or other property pro rata to holders of its Common Stock, the holders of the Exchange Notes shall have the right to acquire the same as if it had converted its Exchange Note into Common Stock.

Optional Redemption at the Election of the Company

If at any time after March 4, 2011, (i) the closing sale price of the Common Stock exceeds  200% of the initial Fixed Conversion Price (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions) for 15 consecutive trading days, and (ii) all of the Equity Conditions are met, the Company will have the right to redeem all, but not less than all (subject to certain exceptions in connection with the conversion limitation described above), of the principal, accrued and unpaid interest and all other charges remaining under this Exchange Note by paying such amount in its entirety in cash.

Covenants

The Exchange Notes contain a variety of obligations on the part of the Company not to engage in certain activities, which are typical for transactions of this type, as well as the following covenants:

•
The Company will, for as long as any Exchange Notes are outstanding, reserve out of the Company’s authorized and unissued Common Stock a number of shares equal to 125% of the number of shares of Common Stock issuable upon conversion of the Exchange Notes.

•
The Company will take all action reasonably necessary to reserve the required number of shares of Common Stock, including holding a meeting of the Company’s stockholders for the approval of an increase in the number of shares of Common Stock within 90 days after the date on which the Company does not have the required number authorized and unissued shares reserved for issuance.

•	The payments due under the Exchange Notes will rank senior to all other indebtedness of the Company and its subsidiaries, other than permitted senior indebtedness.

•	The Company and its subsidiaries will not incur other indebtedness, except for certain permitted indebtedness.

•	The Company and its subsidiaries will not incur any liens, except for certain permitted liens.

•
The Company and its subsidiaries will not, directly or indirectly, redeem or repay all or any portion of any indebtedness (except for certain permitted indebtedness) if at the time such payment is due or is made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing.

•
The Company and its subsidiaries will not redeem, repurchase or pay any dividend or distribution on its respective capital stock (other than dividends by wholly-owned subsidiaries of the Company) without the prior consent of the Investors, other than a permitted distribution to be made by Pacific Ethanol California, Inc. to the Company upon the closing of the sale of Pacific Ethanol California Inc.’s interest in Front Range Energy, LLC.

•
The Company and its subsidiaries will not sell, lease, assign, transfer or otherwise dispose of any assets of the Company or any subsidiary, except for certain permitted dispositions (including the sales of inventory or receivables in the ordinary course of business).

•	The Company and its subsidiaries will not permit any indebtedness to mature or accelerate prior to the maturity date, other than certain permitted indebtedness.

Participation Rights

The holders of the Exchange Notes are entitled to receive any dividends paid or distributions made to the holders of Common Stock on an “as if converted to Common Stock” basis.

Item 1.02.        Termination of a Material Definitive Agreement.

On June 30, 2011 the Company consummated the Exchange pursuant to which it issued the Exchange Notes in exchange for the Existing Notes.  The description of the Exchange in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety by this reference into this Item 1.02.  In connection with the Exchange, the Company’s obligations under the Existing Notes were terminated.

Item 2.03.       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2011 the Company consummated the Exchange pursuant to which it issued the Exchange Notes in exchange for the Existing Notes.  The description of the Exchange in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety by this reference into this Item 2.03.

Item 3.02.        Unregistered Sales of Equity Securities.

On June 30, 201, under to the terms of the Exchange Agreements, the Company issued $23.75 million in principal amount of Exchange Notes in exchange for the Existing Notes.  The description of the Exchange in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety by this reference into this Item 3.02.  The Exchange Notes were issued in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act.  No commission or other remuneration was paid or given directly or indirectly for soliciting the Exchange.

Item 9.01.        Financial Statements and Exhibits.

Exhibit No.                           Description

10.1	Form of Second Amendment and Exchange Agreements dated effective June 30, 2011 between the Company and each Investor (#)(*)

10.2	Form of Senior Convertible Note issued to each Investor on June 30, 2011 (#)(*)
______________

(#)           All of the agreements filed as exhibits to this report contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk.  Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

(*)           Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ETHANOL, INC.

Date: July 1, 2011	By:	/s/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary

EXHIBIT FILED WITH THIS REPORT

Exhibit No.                      Description

10.1	Form of Second Amendment and Exchange Agreements dated effective June 30, 2011 between the Company and each Investor

10.2	Form of Senior Convertible Note issued to each Investor on June 30, 2011